Exhibit 10.2

MASTER SERVICES AGREEMENT

AGREEMENT dated April 12, 2010, between University of Southern California, a California nonprofit educational institution (“USC”), on behalf of the professional school set forth in each Addendum annexed hereto (with addresses as set forth therein) (each an “Addendum”), and 2tor, Inc., a Delaware corporation, having an office at Chelsea Piers, Pier 59 West 23rd & Hudson River, Suite 200, New York, NY 10011 (“2tor”).  USC and 2tor are referred to collectively in this Agreement as the “parties” and individually as a “party.”

W I T N E S S E T H :

WHEREAS, USC is one of the world’s leading private research universities and includes the professional schools set forth in each Addendum hereto (each a “School”);

WHEREAS, USC has determined a demand for an online distance learning program (the “Program”) for the masters or doctorate degree program(s) set forth in each Addendum hereto (each a “Degree”);

WHEREAS, USC and 2tor have agreed to make a multi-million dollar investment into the development and administration of the Program and to perform the work and furnish services as described in this Agreement with respect to each School;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the sufficiency of which is acknowledged, the parties agree hereby as follows:

1)             2tor’s Services.  For each Degree for each School, 2tor shall provide a specific set of technological, marketing, promotional, development and/or support services. The following list represents a basic set of services; additions or deletions will be set forth in the Addendum.

A)           Recruitment.  2tor shall create and carry out marketing and promotional strategies (collectively, “Promotion Strategies”) targeted toward building awareness of the Program and generating a flow of quality applications from prospective students from the United States and from such additional countries as either 2tor or USC periodically proposes in reasonable detail, subject to the other’s approval and Section 10 below (collectively, the “Territory”).

i)                 2tor shall develop a written plan and appropriate marketing materials for the Program and shall execute this plan.  2tor shall fund and develop appropriate materials and shall be responsible for recruiting students into the Program.  The written plan and all materials related to the Program shall be subject to USC’s written approval prior to any use thereof, not to be unreasonably withheld.

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ii)              Every year and when major changes are proposed, 2tor will submit the Plan, along with materials related to the Program, to the USC Admissions Office or other appropriate office designated by USC for review and approval. To facilitate this review, 2tor shall provide the USC Admissions Office or other appropriate office designated by USC with a summary of all Promotion Strategies implemented in the past year.

B)           Admissions Processing.  Subject to USC’s oversight, 2tor shall collect completed online applications for the Program, which shall be obtained through the Platform (defined below) using a form that shall be developed by 2tor and approved by USC, and forward those applications satisfying USC’s Admission Standards (as provided for in Section 2.B below) to the School’s admissions office.

C)           Customer Service and Counseling.  In an effort to maintain a high level of customer service, 2tor shall provide phone support and guidance (i.e., technical and assist in career, but not academic) counseling (in a manner consistent with reasonable guidelines provided by USC) to prospective students as well to students upon matriculation and throughout the Program.

D)           Host Relationships.  As part of the Program, students may be required to be mentored in a real world setting (each, an “Internship”).  2tor shall use commercially reasonable efforts to identify, contact, and negotiate potential arrangements with appropriate organizations (collectively, “Hosts”) and appropriately credentialed supervisors (collectively, “field instructors/supervisors”) for the Program, and to reserve placements for Program students with such Hosts (each, a “Residency” and collectively, “Residencies”), and, unless commercially impracticable or mutually agreed to be unnecessary, such placements shall be made no less than the minimum period specified in an Addendum.  In addition, 2tor shall identify, compensate (if required and to the extent negotiated by 2tor) and support Hosts and Internships for these Residencies as per paragraph 1D of the Addendum.

E)            Curriculum Design.  In USC’s design of the Curriculum (as hereinafter defined), 2tor shall provide technical assistance and recommendations with respect to content and techniques that best use the available technologies and methods embodied in the Platform (as hereinafter defined) in order to meet the needs of Program students and schools.  2tor may also provide other related support as necessary and as agreed by the parties.

F)             Curriculum Production and Deployment.

i)                 From the Curriculum designed and created by USC faculty, 2tor shall produce lectures, simulations, videos, presentations and other typical online course content developed by USC that will make up the asynchronous products of the Program (the “Produced Segments”), including logistical coordination, and shall ready the Curriculum for online deployment through the Platform.  Without limiting the generality of the foregoing, 2tor shall be responsible for

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(i) all on-site production costs with respect to each Produced Segment, including the cost of all production personnel and equipment (but not including salaries or other compensation of USC instructional personnel), (ii) all legal clearances for music and graphics used in and students and others who appear in the Produced Segments, provided that USC shall cooperate with 2tor in securing such clearances from USC instructional personnel, and (iii) digitizing and otherwise converting all content for each Produced Segment to a medium suitable for delivery to students via the Platform.  Promptly after completion of each Produced Segment, 2tor shall deliver a copy of such Produced Segment to USC.  All such Produced Segments shall conform to USC’s design as set forth in Section 2.E and be subject to USC’s written approval prior to any distribution or other release thereof.

ii)              Periodically, 2tor will update the Produced Segments to correspond to USC’s changes in the Curriculum as per Paragraph 2E.  2tor shall be responsible for the reasonable production costs of such updates as per above.

G)           Program Delivery and Support.  2tor shall provide consulting assistance for USC’s development of the instructional content of the Program, and for its efforts to hire, train and support its faculty and field instructors/supervisors who deliver such instruction.

i)                 2tor shall create a curriculum for USC faculty members, field instructors/supervisors, and other instructional and technical personnel, and be responsible for providing them with ongoing technical training and online support as per paragraph 1G of the Addendum.

ii)              2tor shall propose service levels to govern its support for Program students and faculty, subject to written approval by USC, which may be revised periodically in writing upon mutual agreement by USC and 2tor.  Service level agreements (or “SLAs”) shall include, but not be limited to, timeliness of response and user satisfaction.  USC shall notify 2tor if 2tor is in default of its SLAs, specifying any failure or default in reasonable detail and suggesting how USC would like such failure to be remedied, and 2tor shall, at its expense promptly after receipt of USC’s notice, improve its service to comply with such agreements.  2tor shall provide such services as USC may reasonably require to maintain records and communications regarding academic performance.

H)          Technology.  2tor has built, and shall maintain, periodically revise, and host a technology platform for the Program, to serve as an online communication portal for students, faculty, course coordinators, course assistants, Internships and Program staff and to enable online applications, course delivery, Program communications, development and maintenance of student portfolios, placement services and such other functions as are mutually agreed to by the parties (the “Platform”).  The Platform is (a) designed to enable the effective delivery of the Curriculum and (b) shall be made available to USC at no additional fee for use in making the Curriculum and Produced Segments available to each School’s in-classroom Degree students, except that 2tor shall not be required to incur any

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additional cost for such availability.  The parties agree to negotiate in good faith should USC wish to use the Platform for other programs.

i)                 Specifications and Service Levels.  The specifications and performance standards for the Platform and the related service level agreements are as set forth in the Exhibits attached to each Addendum.  Such service level agreements shall address, without limitation, continuous availability of the Platform (subject to reasonable amounts of downtime for maintenance and similar matters), correction of any errors, bugs and defects in the Platform and 2tor’s responsiveness to students and other users experiencing problems with the Platform.  2tor’s proposed specifications and standards and service level agreements shall be subject to the written approval of USC.  Periodically, 2tor shall propose changes to the specifications and performance standards for the Platform, all of which shall be subject to the written approval of USC.

ii)              Upgrades.  2tor will make its best commercial efforts to integrate tested new technologies and insights into the platform.  Therefore, it will periodically upgrade the platform to add functionality or streamline the user interface.  Prior to such upgrades, it shall perform reasonable acceptance tests to determine whether the changes compromise platform security, scalability, and usability.  In the event that USC reasonably determines that the upgrade, despite these tests, threatens the stability or usability of the platform, 2tor will roll back those changes and conduct further testing.

iii)           Ongoing Quality.  After Program Launch, USC shall notify 2tor if the Platform has failed to satisfy the specifications and standards contemplated hereby or if 2tor is in default of its service level agreements, specifying any failure or default in reasonable detail and suggesting how USC would like such failure to be remedied, and 2tor shall, at its expense promptly after receipt of USC’s notice, modify or improve the Platform or take other corrective action in order to bring the Platform into compliance with such specifications and standards or improve its service to comply with such service level agreements.  Failure of the Platform to meet such specifications and standards or of 2tor to comply with such service level agreements within a reasonable period, but not more than thirty (30) days, after 2tor’s receipt of USC’s notice shall entitle USC to terminate the Addendum to this Agreement for that School pursuant to Section 5(C) below.

iv)          Escrow.  2tor shall keep and maintain a current copy of the source code, object code, compiling instructions, and all relevant development and user documentation for the Platform, with a mutually acceptable escrow agent. 2tor shall update the escrowed materials annually for the term of the Agreement. The agreement with the escrow agent (with such agreement to be mutually agreed upon by the parties) shall authorize the escrow agent to release the escrowed materials to USC in the event that 2tor, or its successor organization, becomes unable to continue to do business in the ordinary course, through bankruptcy or otherwise, following a reasonable opportunity to restructure or cure any such breach. In the event of their release, USC shall have the right to use, modify, and maintain escrowed materials for the sole purpose of continuing the benefits afforded to USC under or pursuant to this

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Agreement, except that such rights shall be fully subject to, and only as permitted by, all applicable licensing and other agreements relating to the escrowed materials. USC shall be obligated to maintain the confidentiality of the released materials, and if the release event has been remedied, 2tor or its successor organization shall have the right to put the materials back into escrow. At its own expense, USC reserves the right to audit in the presence of a 2tor agent that the deposits and updates have been made pursuant to this Agreement.

I)               Academic and Professional Certification.

Upon request by USC, 2tor shall assist USC in securing approval of the Program by (i) the Western Association of Schools and Colleges (“WASC”) and any other professional accreditation agencies if required; and (ii) as may be necessary to enable graduates to satisfy the academic and related requirements for certification in California (unless specifically excluded in an Addendum) and in states other than California, or in confirming applicable reciprocity rules outside California.  All costs incurred under 1.I.i shall be borne by USC, and all costs incurred under 1.I.ii shall be borne by 2tor, subject in each case to the prior written approval of the paying party of any such expense incurred by the non-paying party.  2tor shall make no representation to Program students or applicants that the Program will satisfy the certification requirements in a particular state prior to confirmation of such approval or reciprocity in such state.

J)               Program and Student Evaluation.  2tor shall gather ongoing data of Program students to further overall Program evaluation, including, but not limited to, student satisfaction with the Program, evaluation of instructors, and such other matters in such form and at such frequency as USC may reasonably require.

K)          Placement.  2tor shall use good-faith efforts, in collaboration with USC’s career counseling and placement efforts provided pursuant to Section 2.K, to place Program graduates.

L)            Alumni.  USC shall be solely responsible for the management of alumni relationships, provided that USC may request 2tor to provide reasonable assistance in maintaining contact with recent alumni and tracking their career progress at any time through the effective date of the termination of this Agreement for any reason.

M)        Compliance.

i)                 Personal Information.  2tor acknowledges that USC is subject to internal policies, laws, and regulations that govern and restrict the collection, storage, processing, dissemination, and use of non-public personal information that relates to applicants to the Program, Internship participants and USC’s students and personnel that could be used, either directly or indirectly, to identify such person (collectively, “Personal Information”).  2tor shall, and

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shall cause its employees, agents, servants, principals, and any subcontractors to, at all times comply with all applicable laws, rules, regulations and USC policies, including privacy and information security laws and regulations and USC policies regarding Personal Information relating to the performance of 2tor’s obligations under this Agreement.   Without limiting the generality of the foregoing, 2tor agrees (a) not to collect, store, process, disseminate, or use any such Personal Information obtained from USC except to the extent expressly permitted or required in the performance of its obligations under this Agreement, (b) to store all such Personal Information only in encrypted or otherwise secure form on 2tor’s computer system and (c) not to sell, distribute, release or disclose lists or compilations of any items of Personal Information without the prior written consent of USC or of the subject(s) of the Personal Information to be released or disclosed.  Any disclosure of Personal Information by 2tor in the performance of its obligations hereunder shall be made only on a “need-to-know” basis and subject to an applicable confidentiality agreement or other obligation substantially similar to the confidentiality, privacy and information security requirements imposed on 2tor under this Agreement and applicable law.

ii)              Student Privacy Rights.  Without limitation of its obligations under paragraph 1.M.i above, (a) 2tor shall take all commercially reasonable measures to protect the Personal Information of Program students consistent with Family Education Rights and Privacy Act (“FERPA”) and the applicable laws of the State of California, (b) 2tor shall furnish USC a copy of 2tor’s information security procedures for the storage and handling of education records and other Personal Information prior the commencement of 2tor’s handling and processing of such matter, (c) 2tor shall furnish USC a copy of any update or other modification of such security procedures and (d) such security procedures and all updates and modifications thereof shall be subject to USC’s written approval.

iii)           Agency Regarding Student Information.  In order to satisfy regulatory requirements applicable to USC, 2tor is hereby appointed as an agent of the USC Office of the Registrar for the use of student education records and other Personal Information solely for the purpose of providing the student and graduate services required hereunder throughout the Program and thereafter, including without limitation counseling of prospective students and continuing contact with graduates of the Program.

iv)          Incentive Compensation Rule.  2tor shall compensate its employees engaged in the recruitment of Program students, or in the supervision of such employees, only in accordance with its commercially reasonable interpretation of the provisions of 34 CFR § 668(b)(22), commonly referred to as the Incentive Compensation Rule.

v)             HEOA Section 495 Compliance.  2tor shall remain in compliance with HEOA Section 495.  Without limiting the foregoing, 2tor shall have and maintain security mechanisms in place to ensure that each student registering for a course is the same student who participates in the course or receives course credit.  Such security mechanisms shall include one or more of the following

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methods:  (a) a secure login and pass code; (b) proctored examinations; and (c) new or other technologies and practices that are effective in verifying student identification.

N)           Monitoring and Audits Generally

i)                 2tor shall (a) measure, monitor, and track the performance of its services and obligations, conduct internal audits and self-testing, and compare such performance to the service level agreements and other specifications and standards provided for in this Agreement, (b) detect and promptly cure deficiencies, and (c) report such performance, deficiencies and cures to USC on a quarterly or other basis as agreed between the parties in a form mutually agreed by the Parties from time to time.  Such assessment of the performance of 2tor’s services and obligations shall include providing USC an opportunity to assess or comment to 2tor on 2tor’s performance of its services and obligations, irrespective of any other measurements.  If legally required, 2tor shall also provide to USC, initially and on an annual basis thereafter, a copy of a Statement on Auditing Standards (SAS) 70, Type II, report obtained by 2tor from an auditing firm reasonably acceptable to USC with respect to 2tor’s operations related to its services and obligations under this Agreement.

ii)              At least annually as requested by USC, and at such other times as USC may reasonably request, 2tor shall provide reasonable, mutually acceptable, written certifications as to 2tor’s compliance with applicable laws, the service level agreements and other specifications and standards provided for in this Agreement, and such other matters as may be reasonably requested by USC.  For the avoidance of doubt, such written certifications shall include any sub-certifications reasonably required by USC to enable USC to provide its own written certifications to any students, graduates or regulators as required by applicable law or contract.  USC shall consult with 2tor prior to agreeing to provide certifications with regard to the Program that will require a 2tor sub-certification.

iii)           Upon USC’s request and subject to 2tor’s then-current confidentiality, security and data protection procedures, 2tor will permit USC’s authorized representatives and auditors to visit with the appropriate personnel at 2tor, and will provide USC with access to or copies of (a) applicable 2tor records, including testing results (whether conducted by 2tor or a third-party), (b) 2tor’s compliance policies and procedures applicable to 2tor’s operations related to its services and obligations, and (c) any other records required to be delivered by 2tor pursuant to this Agreement, in each case in order to conduct due diligence on, audit, inspect or otherwise examine 2tor’s operations, computer systems and access controls directly relating to its performance hereunder (collectively, “Reviews”).  At USC’s reasonable request, and expense, Reviews also may include “ethical hacks,” penetration testing or other testing of the 2tor System and 2tor’s information security, data protection, disaster recovery, business continuity and confidentiality policies, procedures and safeguards.  USC agrees that Reviews will be completed at

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2tor’s facilities upon reasonable advance notice during regular business hours.  The parties will cooperate in good faith to minimize the disruption associated with Reviews, including the timing of such Reviews.

iv)          If 2tor receives a request or demand from a student or graduate of the Program, or from a regulator in regard to USC or a student or graduate of the Program, requesting a Review, 2tor shall notify USC promptly, and 2tor shall work with USC or any such student, graduate, or regulator in conducting and responding to any such request for a Review, provided that 2tor shall not be required to provide a Review to a third party, except as required by law.

v)             Subject to 2tor’s then-current confidentiality, security, and data protection procedures, (a) 2tor will discuss with USC personnel, or provide summaries to USC of, any material violations of 2tor’s code of ethics or other compliance-related policies and procedures by 2tor personnel related to 2tor’s performance hereunder, and (b) 2tor will promptly notify USC of (and, if requested by USC, provide USC summaries of) material changes to 2tor’s code of ethics and other compliance-related policies and procedures applicable to 2tor’s performance hereunder.

vi)          If 2tor fails to meet a service level agreement or other specification or standard in the performance of any service or obligation under this Agreement, or if a deficiency is identified as a result of any self-testing, SAS 70 audit, “ethical hack,” penetration testing or other monitoring or other Review contemplated in this Section 1.N, as soon as practicable following knowledge of such failure or deficiency, 2tor shall, at its expense  (a) perform an analysis to identify the cause of any such failure or deficiency, (b) provide USC with a report identifying the cause of such failure or deficiency and describing the intended procedure/steps for correcting or resolving such failure or deficiency and the timeline for completing such procedure/steps, (c) if requested by USC, meet with USC (in person or by teleconference) to discuss such failure or deficiency and such intended procedure/steps and timeline, (d) promptly cure such failure or deficiency and (e) after such failure or deficiency is cured, promptly notify USC that such failure or deficiency has been cured.

2)             USC’s Services.  For each Degree for each School, USC shall be exclusively responsible for ensuring the academic quality and academic integrity of the Program. The following list represents a basic set of services; additions or deletions will be set forth in the Addendum.

A)           Recruitment.  The Program shall be branded as set forth in each Addendum (the “Brand”).  USC shall promote the Program on the School’s website (including, but not limited to, the homepage thereof), the School’s career center and at all student recruitment events and professional school fairs attended by School representatives in a manner comparable to the promotion of the School’s in-classroom Degree programs, and, to the extent USC promotes the School’s in-classroom Degree programs, it will promote the Program in a comparable manner.  Further, USC shall consult with 2tor in the development of additional Promotion Strategies, and USC

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shall have the right to review and approve all marketing and other materials related to the Program prior to their use.

B)           Admissions Processing and Financial Aid.

i)                After USC’s receipt of a complete application from 2tor (as set forth in Section 1.B. above), USC shall, in its sole discretion, determine which qualified students shall be admitted to the Program; USC shall use commercially reasonable efforts to accept or reject each applicant within ten business days after receipt of such applicant’s completed application.

ii)            USC shall, in its sole discretion, establish Admissions Standards for the Program, which shall require that students admitted to the Program have similar academic qualifications to those in the School’s in-classroom Degree program, as applicable; USC and 2tor shall cooperate to make the admissions process and the application of Admissions Standards streamlined, transparent and clear to enable 2tor to target its promotional efforts to students likely to be accepted.

iii)        USC shall be solely responsible for the administration of all financial aid programs.  USC shall provide student financial assistance services similar to those offered students enrolled in the School’s in-classroom Degree program, and shall use commercially reasonable efforts to provide such services at a service level similar to that of competitive online programs.  2tor shall not be involved in any manner in the award or disbursement of financial assistance provided pursuant to Title IV of the Higher Education Act of 1965, as amended.

C)           Student Service and Counseling.  Once admitted to the Program, students shall, to the extent practicable given the inherent differences between in-classroom and online students, have similar rights and privileges and receive services similar to those received by the School’s in-classroom Degree students.  USC shall ensure the availability and participation of School faculty and staff, and provide academic counseling in Program requirements, add/drop policies, probations, leave of absence and similar matters.  Program students shall not be charged for services that apply only to in-classroom Degree students.

D)           Host Relationships.  USC shall use commercially reasonable efforts, including, but not limited to, sharing any connections, contacts or networking suggestions it might have with 2tor, in order to assist 2tor in the cultivation of relationships with Hosts, subject to the written approval of USC.  USC shall set customary standards for Internship participants (including students and field instructors/supervisors) and oversee the Internship and the work of the clinical supervisors.  USC may require 2tor to remove any Internship participant from participation in the Program who does not, in USC’s sole discretion, meet the reasonable standards of the Program.

E)            Curriculum Design.  USC shall be solely responsible for the design of the Program curriculum (the “Curriculum”), making its commercially reasonable efforts to have the framework of the Curriculum set by the date set forth in each Addendum, so that the Pilot (as hereinafter defined) can be launched by the date set forth in each

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Addendum.  School faculty or other personnel provided by USC shall provide reasonable assistance to 2tor’s web team in the adaptation of the Curriculum for the Program to web-based presentation via the Platform.  USC and School faculty shall be solely responsible for the ongoing review and revision of the Curriculum as USC determines, at its sole discretion, to be necessary and appropriate to maintain the academic quality and academic integrity of the Program.  USC shall ensure the availability and participation of faculty and other personnel to achieve the Curriculum design as set forth in this Section 2.E.

F)             Curriculum Production and Deployment.  USC shall use commercially reasonable efforts to prepare drafts of the syllabi (and submit them to the appropriate curricular committees in time to obtain timely approval), subject to approval by such appropriate curricular committees, (i) on or before the date set forth in each Addendum, for the Pilot Launch courses specified in Section 5.A, (ii) on or before the date set forth in each Addendum, for the Program Launch courses specified in Section 5.A, and (iii) on or before the date set forth in each Addendum, for such additional courses as the parties may mutually agree for the Additional Courses Launch as referenced in Section 5.A.  USC shall also use commercially reasonable efforts to develop such syllabi into appropriate materials in time for production to meet such schedule.  USC shall secure the commitment of those School faculty members and other instructional personnel selected by USC for the Produced Segments and for any modifications to the Curriculum required by the online delivery mechanism.  Unless otherwise agreed in writing by the parties, USC shall be solely responsible for the expense of such faculty, other instructional personnel and other USC and School staff.  Each Produced Segment shall be subject to USC’s review and written approval prior to any distribution or other release thereof.  Each course approved by USC shall be released for distribution on the Platform as such course is approved, subject to the provisions of Section 1.H and 1.I hereof.

G)           Program and Course Development & Support.  Each course shall be taught exclusively by School faculty and other instructional personnel selected by USC. USC shall be responsible for the creation of the Curriculum and for the hiring, curricular training, and oversight of the work of the School faculty and other instructional personnel.  USC shall use commercially reasonable efforts to maintain faculty availability, experience, quality, and student to faculty ratio similar to those of competitive programs.  USC shall provide 2tor with access to information pertaining to both classroom-based and online students’ admissions, performance, and post-graduation outcomes as well as information pertaining to relevant faculty, staff, and Internship participant information, to the extent permitted by and subject to the requirements of the FERPA and such other laws and regulations as may pertain.

H)          Technology.  USC shall, upon 2tor’s reasonable request, advise and consult with 2tor as to the design of the Platform and its sufficiency for use for the Program.  USC shall make available to 2tor, upon 2tor’s reasonable request, the appropriate

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USC personnel to participate with 2tor in the testing and, as necessary, re-testing of the Platform as contemplated by Section 1.H above.

I)               Professional Certification.  If appropriate, USC shall take such measures as are reasonable and necessary to secure such California approval of the Program as may be necessary to enable graduates to satisfy the academic and related requirements for professional certification.  USC shall assist 2tor in seeking acceptance of Program credentials by other states either as an alternative certification program or under existing reciprocity rules with California, and USC shall make a good faith effort to make commercially reasonable supplements to or modification in the Curriculum or Program to satisfy state alternative certification requirements; provided that USC shall have no obligation to supplement or modify the Curriculum or the Program or make other adjustments in order to satisfy any such other state’s perceived deficiencies in the Program in any way that USC believes would impair the academic integrity of the Program or USC’s reputation.

J)               Evaluation.  USC shall oversee the Program evaluation, utilizing USC data and the data gathered by 2tor pursuant to Section 1.J above and other available data.  USC shall at its sole discretion determine satisfaction of degree requirements, award all grades, and confer all degrees.

K)          Placement & Credentialing.  If determined by USC to be necessary for the Program, USC and 2tor shall take such reasonable measures to provide Program students with such advice and guidance as they may reasonably require to secure alternative resources for the satisfaction of individual state-specific requirements not included in the Program curriculum.  USC shall, to the extent practicable given the inherent differences between in-classroom and online students, make its career counseling resources available to students in the Program on a basis similar to that provided to students enrolled in the School’s in-classroom Degree program, including in-person meetings to the extent Program students visit a USC campus where that School’s in-classroom Degree course is taught.

L)            Alumni.  USC shall be solely responsible for the management of alumni relationships, provided that USC may request 2tor to provide reasonable assistance in maintaining contact with alumni and tracking their career progress.

3)             Accounting.

A)           Fiscal Year.  “Fiscal Year” shall mean a period starting July 1 and ending on June 30 of the following calendar year.  The first Fiscal Year of the Program shall end on the date set forth in each Addendum.

B)           Program Proceeds.  USC shall collect all of the tuition and fees charged to Program students (such tuition and fees, other than the Excluded Fees (as hereinafter defined), collectively, the “Program Proceeds”).  Tuition per credit for Program students shall be the same as the tuition per credit imposed upon School in-

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classroom Degree students.  Any charges for Program students that are not included in “Program Proceeds” shall not exceed similar charges imposed on School in-classroom Degree students.  The following fees and charges shall not be included in determining “Program Proceeds”: the Graduate Admissions Fee, the Norman Topping Fee, the Graduate Program Fee, the Graduate Student Service Fee and Off Campus Health Insurance (collectively, the “Excluded Fees”).

C)           Finances.  All Program Proceeds net of refunds actually granted by USC (“Net Program Proceeds”) shall be shared between USC and 2tor as set forth in the Addendum.

D)           Reports and Payment.

i)                For each time period where a course or group of courses start (a “Session”) during the term of this Agreement, USC shall provide to 2tor the following reports on or before the 30th day after the commencement of each Session, (a) a listing for such Session, through the final add/drop date for such Session of: (i) the students offered admission by USC to the Program, (ii) the students who enrolled in or dropped from each course in the Program, including a course listing for the enrolled students, (iii) the Program Proceeds charged by type of charge for each student, (iv) the Program Proceeds collected by type of charge for each student, and (v) a calculation of the payments between the parties pursuant to paragraph 3.D.ii hereof for such Session; and (b) a reconciliation of the foregoing described report against actual results obtained during the most recently completed Session.

ii)            Concurrently with the delivery of each report required by paragraph 3.D.i, USC shall also pay or adjust, as applicable, 2tor’s portion of Net Program Proceeds for the subject Session by wire transfer of funds to such bank account as 2tor may direct by notice to USC no later than ten (10) business days prior to the scheduled date for such wire transfer.  The payment for the most recently commenced Session shall equal the sum of (a) 2tor’s portion (determined pursuant to paragraph 3.C.i) of the greater of (i) the amount of Net Program Proceeds collected by USC from all Program students enrolled in the Program for such Session as of the last add/drop date for such Session and (ii) 95% of the amount of Net Program Proceeds charged by USC to all Program students enrolled in the Program for such Session as of the last add/drop date for such Session plus (b) any adjustment in prior payments under this paragraph 3.D.ii required to reflect the Net Program Proceeds actually collected by USC for Sessions prior to the most recently commenced Session, inclusive of uncollectible revenues, refunds given and/or additional enrollment during such prior Sessions.

iii)        Any payment by 2tor to USC to make up any post-Session adjustment shall be paid within thirty (30) days after 2tor’s receipt of the applicable report.

iv)         A final payment of amounts due from either party to the other pursuant to this Section 3.D shall be made within thirty (30) days after the termination or expiration of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

E)            Maintenance of Books and Records; Rights on Audit.  USC shall maintain such books and records as are necessary to substantiate Program Proceeds received in connection with the Program and this Agreement.  During the term of this Agreement and for a period of 180 days after the expiration or termination of this Agreement for any reason (or, if applicable, after any [***] described in the Addendum, Section 5.D), 2tor shall have the right to examine such books and records that are specifically related to the Program and this Agreement.  Such examinations shall be held upon reasonable advance notice to USC at USC’s offices during normal business hours and shall take place no more frequently than once each Fiscal Year.  Once a particular Fiscal Year has been so examined, such Fiscal Year shall not be subject to any subsequent re-examination pursuant to this Section 3.E or otherwise, unless 2tor can show reasonable grounds for believing that an uncorrected error that would materially affect the Net Program Proceeds payable to 2tor for such Fiscal Year occurred in such previously examined Fiscal Year, either because a new error is subsequently found in a different Fiscal Year or 2tor can demonstrate that new information evidencing such error has come to its attention.  Any such examination shall be made at 2tor’s sole cost and expense.  If such examination discloses that any amounts have not been paid or have been made in incorrect amounts, and such amounts are not in dispute, the parties shall promptly take appropriate steps to correct such errors in payment, including interest accruing at 12% per annum from the date such payment should have been made to the date on which such payment is made, and any reasonable costs of the audit.

4)             Intellectual Property.

A)           USC Property.  USC shall own and retain all right, title, and interest, including, but not limited to, all copyrights, trademark rights and other intellectual property rights, in all of the content of the Program, including without limitation the content of the Curriculum (“USC’s Intellectual Property”).  2tor acknowledges and agrees that all right, title and interest in and to all results and proceeds of 2tor’s services hereunder in producing the Produced Segments, whether stored on tape, computer disks or otherwise, and all derivative works that are conceived, created, or developed as a result of or in connection with such 2tor services (collectively, the “Work Product”) shall be the sole property of USC, whether such 2tor services are completed or not.  2tor acknowledges and agrees that (i) all Work Product shall constitute a “work made for hire” for USC, as that phrase is defined in Section 101 and 201 of the Copyright Act of 1976 (Title 17, United States Code), including without limitation a work specially commissioned by USC, and (ii) notwithstanding the foregoing subparagraph (i), if and to the extent 2tor retains any interest in the Work Product (in whole or in part), 2tor hereby grants, assigns and transfers to USC all right, title and interest in and to the Work Product, and all intellectual property rights therein, including without limitation all patent, copyright, trade secret and other proprietary rights, and the right to make any modifications, adjustments or additions thereto (2tor hereby expressly waiving any droit moral or similar rights to object to any such changes), the right to make and distribute derivative works thereof and the right to all claims for past infringement thereof.  Upon USC’s request, 2tor shall

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execute and deliver to USC all documents and instruments, including without limitation copyright assignments, and shall otherwise assist USC, at USC’s expense, to perfect in USC the sole and exclusive right, title and other interests in the Work Product.  In the event USC is unable, because 2tor is no longer in business, to obtain the signature of 2tor to any document or instrument necessary or desirable to apply for protection of, or to enforce any action with respect to, any intellectual property right in or to the Work Product, 2tor hereby irrevocably designates and appoints USC and its duly authorized officers and agents as 2tor’s agent and attorney-in-fact, whose power is expressly coupled with an interest, to act for and on behalf of 2tor, to execute such documents and instruments and to take all lawfully permitted actions to protect USC’s interests in any intellectual property right with the same legal force and effect as if executed by 2tor.  USC shall not use such Work Product except (i) in connection with the Program hereunder, (ii) for the exclusive use by students in the School’s on-site masters Degree and/or doctorate Degree programs, (iii) to users licensed to use 2tor’s Intellectual Property under Section 4.D below, (iv) upon expiration of this Agreement at the end of the term provided for in Section 5.B or any Renewal Term provided for in Section 5.D, (v) in the event that 2tor becomes insolvent or admits its inability, or becomes unable, to pay its debts generally as they become due; files a petition for relief or for reorganization or for the adoption of an arrangement under the federal bankruptcy laws or any other similar law or statute for the relief or aid of debtors of the United States of America or any State thereof, as now or hereafter in effect (the “Bankruptcy Laws”), or makes an admission seeking the relief therein provided; or has an order for relief entered against it under the Bankruptcy Laws or is otherwise adjudicated a bankrupt or insolvent, (vi) in the event that any Addendum to this Agreement is terminated by 2tor for a School pursuant to Section 5.C below or terminated by USC pursuant for a School to subparagraph 5.C.i(a) below and/or (vii) under terms the parties shall negotiate from time to time in good faith for other uses that are not competitive with the Program.

B)           2tor Property.  2tor shall own and retain all right, title and interest, including, but not limited to, all copyrights, trademark rights and other intellectual property rights, in the Platform and all other technology, computer programs and software source code, developed for the Platform, including, but not limited to, 2tor-developed or 2tor-acquired user interface designs necessary to facilitate access to USC’s Intellectual Property via the Platform (provided that, for further clarity, 2tor’s rights in such matter shall not give it any right whatsoever in or to any portion of USC’s Intellectual Property, none of which may be used by 2tor except in accordance with the express terms of this Agreement), logic and data modules, algorithms, feature sets and source code, and documentation relating thereto (“2tor’s Intellectual Property”).  Anything in this Agreement to the contrary notwithstanding, this Section 4.B shall not apply to software licensed from persons or entities other than the parties and included in 2tor’s Intellectual Property by mutual agreement of the parties.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

C)           License of USC Intellectual Property.  USC grants to 2tor the right to use, during the term of this Agreement, the names “USC,” “University of Southern California,” and other names set forth in each Addendum and other trade names, trademarks, service marks, designs and logos specified by USC for use in connection with the Program, including, but not limited to, 2tor’s marketing and promotion of the Program, subject to USC’s prior written approval of the form and manner of each such use.  Subject to the remaining provisions of this Agreement, USC grants to 2tor the right and license during the term of this Agreement to use USC’s Intellectual Property within the Territory only to the extent necessary for USC’s Intellectual Property to be incorporated into or used with the Program pursuant to the terms of this Agreement.  2tor shall acquire no rights in any of USC’s Intellectual Property or in any of USC’s trade names, trademarks, service marks, designs or logos from 2tor’s use hereunder.

D)           License of 2tor Intellectual Property.  2tor grants to USC the right and license during the term of this Agreement, and during the [***] described in the Addendum, Section 5.D, to use all of 2tor’s Intellectual Property used in the Program, including, without limitation, a license of all rights under copyright and the rights to reproduce and copy 2tor’s Intellectual Property in all editions, versions and formats for print and in any other form or medium, whether now known or hereafter known, throughout the world, including, without limitation, electronic, magnetic, digital, laser, or optical-based media, for use only in the School’s on-site Degree programs and, under terms to be negotiated, for use in other online programs that are not competitive with the Program.  To the extent necessary to facilitate access to the Program, 2tor shall also grant to Program students a royalty-free license to use the 2tor Intellectual Property that is used in the Program for the duration of their participation in the Program, but only as part of the Program studies.

E)            Other Uses of Marks.  Other than the licenses granted in Sections 4.C and 4.D, no party may use the other’s name, trademark, sign, logo or similar designation without such other’s prior written approval, which may be granted in such other’s sole discretion.  The rights under Section 4.C above may not be (i) transferred, except to an entity acquiring all or substantially all of the business of 2tor, or (ii) sublicensed.

F)             Infringements by Others.  Each party shall promptly report in writing to the other during the term any known or suspected infringement of any of USC’s Intellectual Property or 2tor’s Intellectual Property of which such party becomes aware, and shall provide the other with all available evidence supporting such known or suspected infringement or unauthorized use.

G)           Infringements by Parties.  In the event that a party becomes aware of any claim that the practice by either party in the development, production, promotion, marketing or distribution of the Program infringes the intellectual property rights of any third party, such party shall promptly notify the other party.  In any such instance, the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

parties shall cooperate and shall mutually agree upon an appropriate course of action.  Each party shall provide to the other party copies of any notices it receives from any person or entity other than a party regarding any alleged infringement or misappropriation of third party intellectual property relating to the development, production, promotion or marketing of the Program.  Such notices shall be provided promptly, but in no event after more than fifteen (15) days following receipt thereof.

5)             Term and Termination.

A)           Pilot and Program Launch.  The parties contemplate a three-phase rollout of the Program as follows:  (i) an initial pilot (the “Pilot”) projected to start in the date set forth in each Addendum (the “Pilot Launch”), consisting of the number of courses set forth in each Addendum with working titles set forth in each Addendum and including no more than the number of students set forth in each Addendum for the initial Session, in order to give both parties the opportunity to further develop the Program; (ii) a launch of the Program projected to start in the date set forth in each Addendum (the “Program Launch”), consisting of the number of courses set forth in each Addendum with working titles set forth in each Addendum; and (iii) a launch of such additional courses in the Program as the parties may mutually agree (the “Additional Courses Launch”), projected to start as set forth in each Addendum.  Subject to Section 1.H and 1.I, the parties shall agree in good faith when the Program is ready for Pilot Launch and for Program Launch.

B)           Initial Term.  This Agreement and its initial term shall be deemed to have commenced on the date set forth in each Addendum (the “Effective Date”) and continue for the number of years as set forth in each Addendum ending on the date set forth in each Addendum, subject to earlier termination or non-renewal as set forth in Sections 5.C and 5.D below.

C)           Termination For Cause.

i)                If either party (the “Non-Performing Party”) materially breaches any of its material obligations hereunder with respect to a School, the other party may deliver, in writing, a notice to such Non-Performing Party describing in detail such non-performance and adequately listing reasonable suggestions as to the steps that may be taken to cure such non-performance.  If the Non-Performing Party has not cured such breach within (a) thirty (30) days following the Non-Performing Party’s receipt of such notice or (b) such shorter period as may be reasonably required to attempt to avoid a material adverse effect on USC’s reputation or the academic integrity of the Program, then in either such case the other party may terminate the Addendum to this Agreement for that School effective upon delivery of notice to the Non-Performing Party.

ii)            If the Non-Performing Party commits a breach of its obligations hereunder with respect to a School other than as described in paragraph 5.C.i above, the other party may deliver, in writing, a notice to such Non-Performing Party describing

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in detail such non-performance and adequately listing reasonable suggestions as to the steps that may be taken to cure such non-performance.  If after thirty (30) days following the date of such notice, the Non-Performing Party has not undertaken and diligently pursued a cure of such breach, with the goal of curing such breach within sixty (60) days after the Non-Performing Party’s receipt of the original notice from the other party, the other party may terminate the Addendum to this Agreement for that School effective upon delivery of notice to the Non-Performing Party.

iii)        A Non-Performing Party that receives a notice of breach and that has reasonable grounds for the position that the alleged breach is not, in fact, a breach hereof, may apply to an arbitrator or to court for a temporary restraining order or preliminary injunctive relief to in effect toll the period hereunder to cure such breach or other similar relief, until an arbitrator has determined whether such alleged breach is, in fact, a breach hereof.

D)           Automatic Renewal Terms.  With respect to each School and subject to earlier termination as set forth in Section 5.C, this agreement and each Addendum hereto may renew as set forth in the Addendum (the “Renewal Terms”).

E)            Effect of Termination.  Any provision herein notwithstanding, after any termination or expiration of this Agreement (including any Addendum hereto) with respect to each School:

i)                Subject to paragraph 5.E.ii, each party shall cease all use of the other party’s Intellectual Property, and 2tor shall surrender to USC all Work Product and any reproductions thereof, except for one copy that may be maintained solely for archival purposes and not distributed.

ii)            2tor and USC shall allow each student using the Platform, to complete all individual courses in the Program that such student has actually commenced prior to the termination of this Agreement (except to the extent that such student is expelled by USC or does not finish such course within six months following such termination or expiration).  Notwithstanding any other provision of this agreement, 2tor and USC shall be entitled to receive their respective shares of any Net Program Proceeds paid by such students for such courses.

iii)        Upon any termination or expiration, USC shall enable each then-enrolled Program student to complete his or her degree in an online format, subject to USC’s right in its sole discretion to determine student evaluation, the awarding of degrees and expulsion of students for cause, and provided that such student does so diligently and within three years of termination or expiration of this Agreement.

iv)         Sections 4.A, 6.D, 6.E, 8, 9, and 11 through 17 of this Agreement, and any other provisions of this Agreement that are expressly stated to survive for a period after termination, shall survive termination or expiration of this Agreement; and Sections 3 and 4.C shall survive in respect of the [***] described in the Addendum, Section 5.D.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

v)             Termination of this Agreement shall not prejudice the terminating party’s rights to any sums due or accrued under this Agreement prior to termination or expiration and shall not prejudice any cause of action or claim of the terminating party accrued or to accrue on account of any breach or default by the non-terminating party.

F)             Non-Solicitation.  For one year following termination or expiration of this Agreement, and unless otherwise agreed in writing by the parties, each of the parties shall not, and shall not allow their affiliates, or any of their affiliates’ employees or agents, to employ or otherwise obtain services from, or solicit or otherwise attempt to employ or otherwise obtain services from, or assist any person or business entity in employing or otherwise obtaining services from, or attempting to employ or otherwise obtain services from, any person who is then, or at any time during the preceding twelve months shall have been, in the employ of or retained by the other party.

6)             Representations and Warranties; Indemnifications.

A)           Laws and Regulations.  Each party shall comply with all applicable federal, state and local laws and regulations applicable to it.

B)           Representations of 2tor.  2tor represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) this Agreement has been duly executed and delivered by 2tor and constitutes the legal, valid and binding obligation of 2tor, enforceable in accordance with its terms; (iii) the delivery and performance of this Agreement does not and will not conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which 2tor or any of its affiliates is bound, constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to 2tor or any 2tor affiliate, or result in the acceleration of any debt or other obligation of 2tor; (iv) 2tor, in its actions in connection with this Agreement, shall comply with all applicable federal, state and local laws, regulations and rules applicable to it: (v) 2tor owns, or will own, the rights and interests in, or to, the 2tor Intellectual Property necessary to enter into this Agreement and to be developed pursuant to this Agreement, and to grant the licenses and assignments of such property described in this Agreement; (vi) 2tor Intellectual Property do not, and will not, infringe any statutory or common law copyright, privacy, trade secret or other intellectual property right of any third party; and (vii) 2tor has not previously assigned, pledged, licensed or otherwise encumbered any rights or interest in, or to, any component of 2tor Intellectual Property in any way that would interfere with or prevent the grant of the licenses and assignments of such property described in this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

C)           Representations of USC.  USC represents and warrants that (i) it is a California nonprofit public benefit corporation;  (ii) this Agreement has been duly executed and delivered by USC and constitutes the legal, valid and binding obligation of USC enforceable in accordance with its terms; (iii) the delivery and performance of this Agreement does not and will not conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, under, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any material contract, lease or agreement to which USC or any of its properties is bound, constitute a violation of any material statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to USC, or result in the acceleration of any debt or other obligation of USC; (iv) USC, in its actions in connection with this Agreement, shall comply with all applicable federal, state and local laws, regulations and rules applicable to it; (v) USC owns, or will own, the rights and interests in, or to, the USC Intellectual Property necessary to enter into this Agreement and to grant the licenses of such property described in this Agreement; (vi) to USC’s knowledge, USC Intellectual Property and the trademarks licensed under Section 4 above do not, and will not, infringe any statutory or common law copyright, privacy, trade secret, trademark or other intellectual property right of any third party; and (vii) USC has not previously assigned, pledged, licensed or otherwise encumbered any rights or interest in, or to, any component of USC Intellectual Property or the trademarks licensed under Section 4 above in any way which would interfere with or prevent the grant of the licenses of such property described in this Agreement.

D)           Indemnity.  Each party (“Indemnifying Party”) shall indemnify and defend the other party (“Indemnified Party”) against any costs, expenses (including reasonable attorneys’ fees whether arising out of a third-party claim or in enforcing this indemnification), claims, judgments, settlements and damages (including all damages awarded to any person or entity other than the parties payable by Indemnified Party, but in all cases only Indemnified Party’s direct damages) arising out of, or related to: (i) the inaccuracy or breach of any of the representations, warranties or covenants of Indemnifying Party in this Agreement, and (ii) any breach by Indemnifying Party of any applicable laws, regulations and rules (and such breach is unknown to the Indemnified Party); provided in each case that the indemnification arises out of the administration of the Program and that the Indemnified Party gives prompt notice to Indemnifying Party of any possible claim for indemnification under this Agreement promptly after the Indemnified Party becomes aware of such possible claim, and permits Indemnifying Party to control the defense and settlement, if any, of any action brought by any person or entity other than a party relating to any such claim with counsel of its choosing at Indemnifying Party’s expense; and provided further that any delay by Indemnified Party in notifying Indemnifying Party shall not relieve Indemnifying Party from any liability or obligation under this Agreement unless (and then solely to the extent) Indemnifying Party is damaged thereby.  If Indemnifying Party shall fail to promptly and diligently defend any such action after notice, Indemnified Party may re-assume the defense and settlement of such action.  Indemnified Party shall

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cooperate in the defense of any claim for which Indemnifying Party is indemnifying hereunder, at the expense of Indemnifying Party, except the Indemnified Party shall bear the expense of the time of its own employees.

E)            Indemnification Procedure.  Following notice of a claim or a threatened or actual suit that might result in an indemnification liability under Section 6.D above, Indemnifying Party may, at its own expense, without obligation to do so, procure for Indemnified Party the right to continue to use the relevant intellectual property or to replace or modify such intellectual property with products of substantially similar functionality to avoid the infringement or alleged infringement claimed, but such procurement shall not release such Indemnifying Party of its indemnification obligation under this Agreement.

7)             Insurance.  Each party shall be solely responsible for obtaining workers compensation insurance for its employees and agents and such other insurance as may be required by applicable laws.  In addition, each party agrees to carry (or, in USC’s case, to self-insure for) general liability insurance in an amount not less than $1,000,000 per occurrence.  Each insurance policy required above shall name the other party as additional insured on broad form endorsements with respect to all bodily injury, personal injury, advertising injury, and property damage liability arising out of the party’s operations, services or products.  Each such insurance policy shall be endorsed to provide that such coverage shall be primary over any coverage available to the other party under its own insurance program in the event of any suit, claim damages or loss.  With respect to each School, each party shall provide to the other party a copy or copies of a Certificate or Certificates of Insurance, or in USC’s case evidence of a self-insurance program, demonstrating that the insurance coverage set forth above is in full force and effect no later than sixty (60) business days after the date of the parties’ execution of each Addendum.  The certificate(s) shall also evidence the insurers’ agreement to endeavor to provide the other party at least 30 days’ advance notice of any cancellation or material change in any policy of insurance for coverage required under this Agreement.  Further, each party shall maintain any insurance coverage referenced herein for a period of five (5) years after termination of this Agreement.

8)             Confidentiality.

A)           Announcements.  Neither 2tor or any of its subsidiaries, officers, directors, employees, other affiliates or agents on the one hand, nor USC or any of its subsidiaries, officers, directors, employees, other affiliates or agents on the other hand shall, without the prior consent of the other, make any public statement or announcement or any release to trade publications or through the press or otherwise, or make any statement to any customer or other third party with respect to this Agreement (including, without limitation, the intent and the terms of this Agreement), except as may be necessary to comply with the requirements of any applicable law, governmental order or regulation or legal proceeding.  2tor may also disclose this Agreement to potential financing parties who agree in a customary form of confidentiality agreement to keep its terms confidential.

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B)           Confidential Information.  The parties (each a “Receiving Party”) acknowledge that each has been informed that it is the policy of the other party (each a “Disclosing Party”) to maintain as secret and confidential all information relating to the business, products, services, costs, marketing, information pertaining to both on-site and online students’ admissions, performance, and post-graduation outcomes (as set forth in Section 2 above) as well as all information (including, but not limited to, academic as well as personal contact and financial information) pertaining to all faculty, staff, on-site students, on-line students, Hosts, and Internship participants, and future plans of a Disclosing Party, except such information as becomes publicly known other than through the action of the Receiving Party (all such information is referred to in this Agreement as “Confidential Information”), and further acknowledges that such Confidential Information is of great value to a Disclosing Party.  The terms of this Agreement shall be included in the definition of Confidential Information.  The parties recognize that in negotiating and carrying out the terms of this Agreement, each Receiving Party has and will acquire Confidential Information as aforesaid.  Each Receiving Party confirms that it is reasonably necessary to protect each Disclosing Party’s Confidential Information and associated goodwill, and accordingly:

Each Receiving Party shall not directly or indirectly (except where authorized by the Disclosing Party in writing for the benefit of the Disclosing Party), for or on behalf of the Receiving Party or any Person for any reason, divulge any of the Disclosing Party’s Confidential Information to any Person other than the Disclosing Party (hereinafter referred to collectively as a “Third Party”), except as required by law, in which case, when possible, only after providing prior notice to the Disclosing Party, or use or cause to authorize any Third Parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Disclosing Party that the Receiving Party knows or should know is regarded as confidential and valuable by the Disclosing Party (whether or not any of the foregoing information is actually novel or unique or is actually known to others and whether or not the Confidential Information is labeled as confidential).  Each Receiving Party shall, upon the expiration or termination of this Agreement for any reason, forthwith deliver up to the Disclosing Party, or destroy or delete, any and all documents and materials, or copies thereof, in electronic format or otherwise, in Receiving Party’s possession or under its control that relate to any Confidential Information or that are otherwise the property of the Disclosing Party, provided that the Receiving Party may maintain one copy of records containing Confidential Information for archival purposes only.

C)           Return of Confidential Information. Upon the request of the Disclosing Party at any time after the termination of this Agreement, the Receiving Party will return (and purge its systems and files of) all Confidential Information and Personal Information supplied to, or otherwise obtained by, the Receiving Party in connection with this Agreement or provide, in form and substance acceptable to the Disclosing Party, a certificate of destruction with respect to all such Confidential

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Information and Personal Information, except the Receiving party may retain one copy solely for archival purposes, which shall remain subject to the confidentiality provisions hereof.

D)           Remedies.  Any breach or threatened breach by either party of any provision of this Section 8 will, because of the unique nature of the Confidential Information entrusted to it as aforesaid, cause irreparable harm to the other party and shall entitle such other party, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach.  The parties understand and intend that each restriction agreed to in this Section 8 shall be construed as separable and divisible from every other restriction, and the unenforceability, in whole or in part, of any such restriction, shall not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.  Each party further acknowledges that the other party is relying upon such covenants as an inducement to enter into this Agreement.  Each party shall cause its employees, agents and independent contractors to enter into appropriate confidentiality agreements to enforce the provisions of this Section 8.  For the purposes of this Section 8, the term “person” shall mean any person, corporation, limited liability company, partnership or other entity, along with the heirs, successors, and assigns of the same.  The provisions of this Section 8 shall apply to a party and any affiliate of such party at any time during the term hereof, including at any time that such affiliate is no longer an affiliate of such party, and each party shall cause each of such affiliates to enter into an agreement agreeing to comply with the terms of this Section 8.

9)             Limitation of Liability.  To the maximum extent permitted by law, neither party shall be liable to the other or to any other person for any indirect, incidental, consequential, exemplary, or special damages, of any character, including, but not limited to, damages for loss of goodwill, lost profits, lost business and/or any indirect economic damages whatsoever regardless of whether such damages arise from claims based upon contract, negligence, tort (including strict liability or other legal theory), a breach of warranty or term of the Agreement, and regardless of whether a party was advised or had reason to know of the possibility of incurring such damages in advance.  In no event will a party’s aggregate liability for all claims, damages, or losses under this Agreement, apart from claims, damages, or losses asserted by a third party and subject to such party’s indemnification obligations hereunder, exceed the Net Program Proceeds received by such party under Section 3.C of this Agreement during the twelve (12) month period preceding the occurrence of the initial event that gives rise to a claim.

10)      Exclusivity.  [***] (“Competitive Programs”) [***];

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(b) 2tor may offer other online Degree programs, online degree programs in other fields, and other certificate programs, under other names, [***]; and (c) if either USC or 2tor proposes a reasonable expansion of the Territory and the other fails or refuses to proceed hereunder to enable marketing of the Program within such expansion area within one (1) year after such proposal, then, so long as such other party is not in default of any of its material obligations hereunder, such proposing party shall have the right to develop or offer Competitive Programs, but only within such expansion area pursuant to this clause (c).  For further clarity, USC’s traditional in-class competitive programs that are predominantly delivered in classrooms in person by live professors on any of USC’s campuses are not Competitive Programs even if they utilize the Platform.

11)      Force Majeure.  The nonperformance of either party to this Agreement, except nonperformance of payment obligations, will be excused to the extent that performance is rendered impossible by any act of God or circumstances beyond the control of a party and without its fault or negligence, including without limitation, fire, war, riots, flood, earthquake, failure of third party hardware or software, governmental acts or orders or restrictions, or power or communications failure (each a “Force Majeure Event”), provided that the non-performing party gives prompt notice of such Force Majeure Event to the other party and makes all commercially reasonable efforts to remove such causes of nonperformance promptly and perform whenever such Force Majeure Event has ceased.  In the event that the Force Majeure Event continues and prevents substantial use of the Program for more than forty-five (45) days, either party may terminate this Agreement with respect to that School upon written notice to the other party, and upon such termination, neither party shall have any further obligation or liability to the other excepts as set forth in Section 5.E hereof.

12)      Entire Agreement.  This Agreement (including all Addendums and Exhibits hereto) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreement between the parties, except that the parties acknowledge the existence of a certain October 20, 2008 Services Agreement between USC, on behalf of the USC Rossier School of Education, and 2tor, and agree that nothing herein is intended to or shall be considered, deemed or held to modify, supersede, cancel or otherwise affect the validity, enforceability or terms thereof, either in whole or in part or parts.  No change, amendment, termination or attempted waiver

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of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

13)      Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties, provided that neither party may assign, subcontract or sublicense this Agreement in whole or in part or any of its rights or obligations hereunder without the prior written consent of the other, provided, however, that 2tor may subcontract out aspects of the work for the Program other than overall Program management, provided further that 2tor shall be responsible for any subcontractor work engaged by 2tor for the Program as if 2tor were performing it.  2tor shall consult with USC before effecting a change of control in the company.

14)      Governing Law.  This Agreement and any claim or dispute arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflicts of law principles.

15)      Review and Notices.

A)           Approvals Generally. If either party hereto wishes to object to any proposal or other matter submitted by the other party for consent or approval, the objecting party shall promptly after submission of such proposal provide to the submitting party a description of its objection(s) in reasonable detail together with suggestions as to how it would like to see such objection(s) cured.  Unless otherwise specified herein, approval for or consent to any proposal hereunder shall not be unreasonably delayed, conditioned or withheld and shall be deemed to have been given following 10 days after the written submission of such proposal, unless the reviewing party has provided a notice of objection(s) as described in this Section.

B)           Content and Brand Approvals. In the case of any consent or approval required from USC with respect to the content or appearance (to users) of the Program, any substantive modification of any USC Intellectual Property, or the content or appearance of any use of the Brand in the context of any marketing message in which it will appear, such approval or consent may be withheld in the sole and absolute discretion of USC.  Once the content or appearance of any use of the Brand in context is approved by USC in its sole and absolute discretion, no further approval shall be required hereunder for re-purposing such content or appearance in any different media that would be consistent with any marketing plan that USC otherwise approves.

C)           Notices. Any notices or other communications under this Agreement, except as may otherwise be provided in this Agreement, will be deemed given and delivered (a) when delivered personally or (b) on the date received by or rejected by addressee, if mailed postage prepaid by certified mail, return receipt requested or if sent shipping prepaid by nationally recognized courier service requesting signature on delivery or (c) on the date received, if sent by confirmed facsimile (provided,

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however, in each case, if such confirmation is not by 3 p.m.  on a business day, then on the next business day), in each case addressed to the address on the first page hereof, or, in the case of fax, to 2tor at: 59 Chelsea Piers, Suite 200, New York, NY 10011, and to USC at the address (and to the attention) as set forth in each Addendum hereto, or to such other address as either party shall designate by notice to the other, effective ten (10) days after such notice.  In the case of notice to 2tor, a copy shall also be sent to Obermayer Rebmann Maxwell & Hippel LLP, attention: Todd J. Glassman, Esquire, One Penn Center, Suite 1900, 1617 John F. Kennedy Boulevard, Philadelphia, PA 19103-1895, fax no.: (215) 665-3165.  In the case of USC, a copy shall also be sent to General Counsel, University of Southern California, University Park, ADM-352, Los Angeles, California 90089-5013, fax no: (213) 740-3249.

16)      Severability.  The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof or such provision in other jurisdictions, and this Agreement shall be construed in such jurisdiction in all respects as if such invalid or unenforceable provisions were omitted.

17)      Independent Contractors.  Each party shall be an independent contractor of the other party hereto.  This Agreement shall not create a partnership and shall not authorize either party hereto to bind the other party in any manner.

18)      Resolution of Disputes.  Any dispute relating to this Agreement; the making, performance, nonperformance or termination of this Agreement; or any transaction in connection with this Agreement shall be resolved in the following manner.  The parties shall first meet in good faith and attempt to resolve the dispute on their own.  If the dispute cannot be resolved by the parties, the dispute shall be submitted to mediation or arbitration and, if to arbitration, such arbitration shall be conducted in Los Angeles, California in accordance with the rules of the American Arbitration Association (“AAA”).  The award of such arbitration shall be final, binding and non-appealable, except to the extent provided for in the rules of the AAA.  The arbitrator(s) may not amend or alter any term of this Agreement, shall apply the law as set forth herein, and shall have the discretion to impose the cost of the arbitration upon the losing party or divide it between the parties upon any terms which (s)he/they deem appropriate; provided, however, that each party shall bear its own legal fees and costs.  A judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, or application may be made to such court for confirmation of such award or a judicial acceptance of such award, and for an order of enforcement or other legal remedy.

19)      Individual Agreements between USC and 2tor.  The parties intend and agree that this Agreement, when combined with each Addendum attached (or to be attached) hereto, shall each constitute a separate and distinct agreement between USC and 2tor with respect to each School set forth in each Addendum.  As such, all rights, remedies, duties, responsibilities and obligations of each party with respect to the development and administration of the Program and otherwise hereunder for each School set forth in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

each Addendum shall be separate and apart from the rights, remedies, duties, responsibilities and obligations of the parties with respect to the development and administration of the Program and otherwise hereunder for every other School set forth in every other Addendum.  For the avoidance of doubt, either party’s performance or non-performance of any obligation or otherwise hereunder with respect to any School set forth in any Addendum shall have no effect, bearing or consequence on either party’s performance or non-performance of any obligation or otherwise with respect to any other School set forth in any other Addendum, and this Agreement and all other Addendums shall otherwise remain in full force and effect.  All terms of this Agreement, when combined with each individual Addendum, shall be read individually and specifically with respect to each School listed in each individual Addendum.

IN WITNESS WHEREOF, USC and 2tor have each caused this Agreement to be executed by its duly authorized officer as of the date first above written.

By:	/s/ C. L. Max Nikias	By:	/s/ John Katzman
	C. L. Max Nikias		John Katzman
	Executive Vice President and Provost		Chief Executive Officer

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ADDENDUM TO THE

MASTER SERVICES AGREEMENT

FOR SCHOOL OF SOCIAL WORK

The parties agree that the following shall constitute the definitions and other information agreed upon by the parties via this Addendum, as referenced in the applicable sections of the Master Services Agreement set forth below:

Recitals

A)	1st Recital:	The following shall constitute the “School” as set forth in the first recital of the Agreement: School of Social Work, with an address of Montgomery Ross Fisher Building, Los Angeles, CA 90089-0411.

B)	2nd Recital:	The following shall constitute the “Degree” to be offered by the School listed above as set forth in the second recital of the Agreement: Master of Social Work.

1)             2tor’s Services.

D.            Host Relationships. In the event that 2tor is unable to arrange a residency for a student, it will consult with USC before ending that effort.  In such event, USC and 2tor will jointly work to arrange an appropriate Residency for the student. 2tor shall place students into Residencies within [***] of the start of classes.

G.            Program and Course Delivery and Support.  2tor will provide support to USC faculty members, field instructors/supervisors, other instructional and technical personnel, and students for the use of 2tor technology and related required applications.

H.           [***]. USC may, in its sole and absolute discretion, provide 2tor with appropriate content developed through its military and other contracts to distribute [***] to certain professionals or others as designated by USC.  USC retains all right, title and interest, including but not limited to intellectual property rights, to these materials.  In such event, 2tor will create and administer, [***], a distribution mechanism for this content, provided that the parties shall allocate the costs in a manner to be reasonably agreed in advance by written agreement signed by the authorized signatories of the parties.  [***], such tuition and/or fees shall constitute Program Proceeds and shall be shared by the parties in the same manner as otherwise provided herein.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

I.                Academic and Professional Certification.  2tor is not required to assist USC in securing approval of the Program as may be necessary to enable graduates to satisfy the academic and related requirements for certification in California.

2)             USC’s Services.

A)           Recruiting. The Program will be branded as the MSW@USC, as the “Virtual Academic Center,” and as otherwise proposed by 2tor as part of its marketing efforts with respect to the Program and as accepted by USC.

B)           Admissions Processing and Financial Aid. USC shall provide 2tor employees with sufficient access to meeting space on campus to facilitate such employees’ interactions with participating faculty.

E)            Curriculum Design. Date by which USC will set the Curriculum framework: June 15, 2010; Date on which USC will launch the Pilot: September 27, 2010

F)             Curriculum Production and Deployment.

i.  Syllabi draft date for Pilot Launch courses: June 15, 2010.

ii. Syllabi draft date for Program Launch courses: July 30, 2010.

iii. Syllabi draft date for Additional Courses Launch courses: September 30, 2010.

USC shall submit syllabi drafts to 2tor for all subsequent courses not included in the Pilot Launch, Program Launch or Additional Courses Launch no less than three (3) months in advance of the mutually agreed upon launch date for each subsequent course.

G.            Program and Course Delivery and Support.  USC will provide support to its faculty and field instructors/supervisors in teaching online, in the curriculum, and in other necessary non-technical content.

3)             Accounting:

A)           End date for the first Fiscal Year of the Program: June 30, 2011.

C)           Finances.  All Program Proceeds net of refunds actually granted by USC (“Net Program Proceeds”) shall be shared between USC and 2tor as follows:

i)                 2tor will be entitled to [***]% of the Net Program Proceeds, in the aggregated through each payment/adjustment date under Section 3.C of the Agreement, for its technology, production, marketing, technical support and other services.

ii)              USC will be entitled to retain all remaining Net Program Proceeds after 2tor receives its share under paragraph 3.C.i of the Appendix above for USC’s

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

admissions, marketing, Curriculum development, Program instruction, student evaluation, Program evaluation and other support of the Program.

4)             C) Additional names.  Additional names that USC grants to 2tor the right to use: none.

5)             Term and Termination.

A)  Pilot and Program Launch

i)                 The Pilot Launch will be in September 2010; it shall contain one course.  The parties shall reasonably agree on the working titles of the courses in the Pilot Launch. The number of students for the initial Session shall not exceed 60.

ii)              The Program Launch shall be October 4, 2010; it shall consist of five courses.   The parties shall reasonably agree upon the working titles of the courses in the Program Launch.

iii)           The Additional Courses Launch will be January 10, 2011.

iv)          If either party reasonably believes that the October 4, 2010 launch date cannot be met, the launch will be delayed until January 10, 2011.

B) Initial Term.  This Agreement and its initial term shall be deemed to have commenced on July 1, 2010 (the “Effective Date”) and continue for ten (10) years ending on June 30, 2020, subject to earlier termination or non-renewal as set forth in Sections 5.C and 5.D of the Agreement.

D) Automatic Renewal Terms. Subject to earlier termination as set forth in Section 5.C of the Agreement, this Agreement and each Addendum hereto shall automatically renew for successive 3-year terms (the “Renewal Terms”), unless either party shall give notice of non-renewal at least 1 year prior to the end of the then current term.  [***] shall be made on a schedule and otherwise in accordance with the terms of the Agreement.

10) Exclusivity.

(a)(ii):  Date by which Program Proceeds received during prior Fiscal Year must equal or exceed designated amount: July 1, 2015; amount that Program Proceeds received during prior Fiscal Year must equal or exceed: $[***].

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Language in addition to Section 10 of the Agreement] Assuming 2tor is able to recruit a sufficient number of qualified applicants, USC agrees that it shall permit up to 2,000 new student starts per Fiscal Year; at any time, it may raise this number to reflect increased capabilities (“Maximum Class Size”).  However, if USC materially changes it admissions criteria, or if the number of new students starts in any Fiscal Year is equal to or exceeds eighty percent (80%) of the Maximum Class Size, then, for the remainder of the contract term (and any renewals or extensions hereof), 2tor may offer Competitive Program(s).

15) C) Address.  Address for notice to USC to be delivered to (address and attention):

University of Southern California

Office of the General Counsel

Administration 352

Los Angeles, California 90089-5013

Attention:  Stephen A. Yamaguchi, University Council

THE UNIVERSITY OF SOUTHERN
CALIFORNIA		2TOR INC.

By:	/s/ C. L. Max Nikias	By:	/s/ John Katzman
	C. L. Max Nikias		John Katzman
	Executive Vice President and Provost		Chief Executive Officer

Date:	4/15/10	Date:	4/12/10

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ADDENDUM

TO

MASTER SERVICES AGREEMENT

REGARDING TURNITIN SERVICES

This Addendum (“Addendum”) to that certain Master Services Agreement dated April 12, 2010  (the “Original Agreement”) is entered into effective as of July 22, 2011 (“Effective Date”) by and between the University of Southern California (“USC”) and 2tor, Inc. (“2tor”). Capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Original Agreement.

Background

USC and 2tor desire that 2tor integrate the iParadigms, LLC’s (“IParadigms”) TurnItIn Ensure Originality service (“TurnItIn Services”) into the 2tor Platform and Programs provided to USC under the Original Agreement, in order to help evaluate the originality of student work.

In consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

Agreement

1.             Integration. All licenses and rights to use the TurnItIn Services are subject to and conditioned upon USC’s receipt of written authorization from iParadigms and USC’s continued authority to grant such licenses and rights from iParadigms. 2tor shall not commence use of the TurnItIn Services until 2tor receives USC’s written confirmation of receipt of such authorization from IParadigms. Subject to the forgoing conditions, USC hereby grants 2tor the non-transferable, limited, non-exclusive right and license to use the TurnItIn Services for the integration purposes contemplated below and solely in connection with USC end users with respect to the Programs for purposes of submitting student work for evaluation. 2tor shall not rent, lease or provide access to, or benefits from, the TurnItIn Services to any other third party. 2tor shall integrate the Platform and Programs with the TurnItIn Services, which integration shall include:

a) accepting student essay submissions via the Platform/Programs;

b) transferring those submissions to the TurnItIn Services such that they may be evaluated by the TurnItIn Services;

c) retrieving selected evaluation data made available by the TurnItIn Services, including an originality score/report; and

d) displaying such originality score/report to end-users within the Platform and Programs.

To the extent available, USC shall facilitate the provision of support from iParadigms in connection with such integration.  USC shall promptly notify 2tor of any changes in its authorization or continued authority to grant the aforementioned licenses and rights from iParadigms, and 2tor shall not be responsible for ensuring that USC maintains such authorization, continued authority, licenses or rights from iParadigms, and shall not be liable in any way for USC’s failure to do so.  Any failure by 2tor to integrate the Platform and/or Programs with the TurnItIn Services as set forth in this Section 1 shall not constitute a breach or default of its obligations contained in the Original Agreement, provided that 2tor has used commercially reasonable, good faith efforts to achieve such integration.

2.             Additional Provisions. 2tor will not be responsible for the accuracy of the TurnItIn Services originality scores/reports, or the reliability (uptime) of the TurnItIn Services. 2tor’s student

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services support team will respond to USC end-user queries regarding the origin and general nature of the originality scores/reports provided by TurnItIn Services; however, 2tor will not be in a position to explain in detail the reasons for TurnItIn Services originality scores/reports, nor give specific advice as to how originality scores/reports may be improved. USC will be responsible for managing the relationship for TurnItIn with iParadigms, including addressing problems with originality scores/reports accuracy, TurnItIn Services reliability (uptime), and any legal questions regarding the right of iParadigms to possess copies of student essays. Upon USC’s reasonable request, 2tor shall provide such reports and data that are available to 2tor in connection with use of the TurnItIn Services.

3.             Terms. 2tor shall access and use the TurnItIn Services in compliance with and subject to, Sections 1(M)(i) and (ii) of the Original Agreement and the TurnItIn Services Usage Policy and Privacy Policy/Pledge available at www.turnitin.com (collectively, the “Terms”).

4.             Indemnification. 2tor shall defend and indemnify USC, iParadigms and their parents, subsidiaries, and their officers, directors, employees and agents and their successors and assigns (collectively, for purposes of this Section, “USC Indemnitees”) against, and hold USC Indemnitees harmless from, any and all claims, actions, damages, expenses (including court costs and reasonable attorneys’ fees), obligations, losses, liabilities and liens, imposed on, incurred by, or asserted against, USC Indemnitees occurring as a result of, or in connection with any breach of the Terms by 2tor. USC shall defend and indemnify 2tor and its parents, subsidiaries, and their officers, directors, employees and agents and their successors and assigns (collectively, for purposes of this Section, “2tor Indemnitees”) against, and hold 2tor Indemnitees harmless from, any and all claims, actions, damages, expenses (including court costs and reasonable attorneys’ fees), obligations, losses, liabilities and liens, imposed on, incurred by, or asserted against, 2tor Indemnitees occurring as a result of, or in connection with a claim brought by any USC end user alleging that such USC end user’s TurnItIn originality scores/reports are inaccurate, or any claim brought by iParadigms or any other party regarding USC’s failure to maintain the authorization, continued authority, licenses or rights in or to use the TurnItIn Services as required hereunder. If seeking indemnification, indemnified party will give prompt written notice to indemnifying party.  The failure by indemnified party to give notice as provided above, shall not relieve indemnifying party of its obligations under this section, except to the extent that the failure results in the failure of actual notice and indemnifying party is damaged as a result of the failure to give notice.  In addition, indemnified party will allow indemnifying party to direct the defense and settlement of any such claim, with counsel of indemnifying party’s choosing, and will provide indemnifying party, at indemnifying party’s expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim.   Indemnified party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld or delayed).  Indemnifying party will not consent to the entry of any judgment or enter into any settlement that does not include as unconditional term(s) thereof, (a) the giving by the claimant or plaintiff to indemnified party a release from all liability with respect to the claim; and (b) confidentiality of the terms of such settlement agreement.

5.             Ownership. The application program interfaces and design interfaces (i) necessary to facilitate access from the Platform and Programs to the TurnItIn Services and (ii) developed by 2tor shall constitute 2tor’s Intellectual Property under the Original Agreement. As between 2tor and iParadigms, subject to the underlying ownership rights of students in and to the submitted work, iParadigms owns all rights in and to the TurnItIn Services and all material created by the TurnItIn Services, including the format of the originality reports, and all intellectual property rights related thereto.

6.             Confidential Information. The information, including the originality scores/reports, received by 2tor in connection with use of the TurnItIn Services as contemplated under this Addendum shall constitute Confidential Information of USC under the Original Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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7.             General. Except as set forth in this Addendum, all terms and conditions set forth in the Original Agreement shall remain in full force and effect and shall be applicable to this Addendum. If there is any conflict between the terms of this Addendum and the Original Agreement, then the terms of this Addendum shall prevail.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed and do each hereby represent that their respective signatory whose signature appears below has been and is on the Effective Date duly authorized by all necessary and appropriate corporate action to execute this Addendum.

UNIVERSITY OF SOUTHERN CALIFORNIA		2TOR, INC.

Signature:	/s/ Robert Cooper	Signature:	/s/ Christopher Paucek

Name:	Robert Cooper	Name:	Christopher J. Paucek

Title:	Vice Provost, Planning and Budget	Title:	President

Date:	07/22/2011	Date:	8/2/11

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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